SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT   October 23, 2003              Commission file number    0-784
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                               DETREX CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Michigan                                                38-0480840
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     (State or other jurisdiction of                          (I.R.S. Employer
       incorporation or organization)                       Identification No.)

 24901 Northwestern Hwy., Ste. 500, Southfield,  MI                    48075
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      (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code              (248) 358-5800
                                                            --------------------

Securities registered pursuant to section 12(b) of the Act:

                                                        Name of each exchange on
   Title of each class                                      which registered
   -------------------                                  -----------------------
        None                                                      None

Securities registered pursuant to Section (g) of the Act:

                       Common Capital Stock, $2 Par Value
                       -----------------------------------
                                (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past 90 days.

                                                        YES X   NO
                                                           ---     ---

Item 5.  OTHER EVENTS

     The registrant issued the following press release on October 23, 2003:

Detrex Corporation Announces Intention to De-Register its Common Stock with the Securities and Exchange Commission

    SOUTHFIELD, Mich.--(BUSINESS WIRE)--Oct. 23, 2003--Detrex Corporation (Nasdaq:DTRX), a diversified manufacturer of PVC and CPVC pipe, duct and shapes and specialty chemicals including lubricant additives and high purity hydrochloric acid, today announced that it intends to file Form 15 on October 31, 2003 with the Securities and Exchange Commission to de-register its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934. The Company expects the de-registration to become effective within ninety
(90) days of the filing with the SEC.
    As a result of the filing of the Form 15, the Company's obligation to file with the SEC certain reports and forms, including Forms 10-K, 10-Q and 8-K, will immediately cease. The Company's shares will no longer be listed on the NASDAQ Small Cap Market System. The Company anticipates that its shares will be traded over the counter (OTC) on the Pink Sheets, but can make no assurances that any broker will make a market in the Company's common stock. The "Pink Sheets" is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com/. The Company intends to continue to hold annual meetings of shareholders and to provide its shareholders with periodic financial and other information.
    The Detrex Corporation Board of Directors determined, after careful consideration, that the benefits of de-registering far outweigh the advantages associated with operating as a public reporting company. Several factors were considered by the Board of Directors in making this decision, including the following:

    -- The elimination of disproportionately large costs, both direct and indirect, associated with the preparation and filing of the Company's periodic reports with the SEC;

    -- The avoidance of expected substantial increases in costs associated with being a public company in light of new regulations promulgated as a result of the Sarbanes-Oxley Act of 2002 and in SEC rules thereunder;

    --  The ability to improve communications with shareholders;

    -- The market value that the public markets are applying to the Company;

    -- The nature and extent of current trading in the Company's common stock, which is very limited;

    -- The concentration of stock ownership in relatively few holders; and

    -- The lack of analysts' coverage and minimal liquidity for the Company's common stock.

    According to Thomas E. Mark, President and CEO of the Company, "Our Board of Directors, after much consideration, decided to take this action because we believe the advantages of continuing as a public company are substantially outweighed by the disadvantages. We view this as one step in the overall plan to deliver shareholder value. As a non-reporting company, we will not only realize cost savings and avoid anticipated future costs, we will also have more flexibility in operational and strategic matters. The Company's management will be able to focus its attention and resources on improving the Company's operations, managing liabilities and enhancing the Company's enterprise value. After the initial ninety days, we will have the ability to communicate more freely with our shareholders and to keep them more fully informed of our quest to deliver value."
    Statements included in this press release that are not historical in nature are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Act"). The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. The Company cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in the forward-looking statements. Certain risks and uncertainties are identified from time to time in the Company's reports filed with the SEC. Some factors that could cause results to differ materially from those projected in the forward-looking statements include: market conditions, environmental remediation costs, pension expense and funding requirements, liquidation value of assets, and marketability of real estate and the market value and future liquidity of Detrex stock. The Company claims the protection of the safe harbor for forward-looking statements contained in the 1995 Act.

    CONTACT: Detrex Corporation
             Steven J. Quinlan, 248-358-5800
             FAX: 248-358-5803


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DETREX CORPORATION


/s/_______________________                /s/__________________________
Thomas E. Mark                               Steven J. Quinlan
President and                                Vice President, Finance,
Chief Executive Officer                      Chief Financial Officer & Treasurer


Dated:  October 23, 2003